Exhibit 3.2


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           UIH AUSTRALIA/PACIFIC, INC.


                       (Pursuant to the Section 7-110-106)

     UIH Australia/Pacific, Inc., a corporation organized and existing under and by virtue of the Colorado Business Corporation Act (the "Corporation"), does hereby certify as follows for the purpose of amending its Articles of
Incorporation:

     1. That the Board of Directors of the Corporation duly adopted resolutions containing an amendment to the Articles of Incorporation of the Corporation set forth below, declaring such amendment to be advisable and calling for the approval of the sole stockholder of the Corporation to such amendment.

     2. That the holder of all of the outstanding shares of Common Stock of the Corporation entitled to vote, acting by means of written consent in lieu of a meeting pursuant to Section 7-107-104 of the Colorado Business Corporation Act, adopted and approved these Articles of Amendment to the Articles of Incorporation of the Corporation.

     3. That Article I of the Articles of Incorporation be amended in its entirety to read as follows:

          The name of the corporation is United Australia/Pacific, Inc.

     4. That except as amended hereby, the provisions of the Articles of Incorporation, as heretofore amended, shall remain in full force and effect.

     IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation of the Corporation have been signed this 27th day of August, 1999.

                                        UIH AUSTRALIA/PACIFIC, INC.



                                        By: /S/  Ellen P. Spangler
                                           -------------------------------------
                                            Ellen P. Spangler
                                            Vice President and Secretary